Subsidiaries of Bel Fuse Inc.
                         -----------------------------


                                              Jurisdiction of
          Name                                 Incorporation
          ----                                ---------------

     Bel Fuse Limited ..........................  Hong Kong

     Bel Fuse Macau LDA ........................  Macau

     Bel Hybrids and Magnetics, Inc. ...........  Indiana

     Bel Fuse (SARL) ...........................  France

     Bel Fuse Acquisition Corporation ..........  Delaware